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                                                                    Exhibit 23-a



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 13, 1998 and January 21, 1999 included and incorporated by reference in Ameritech Corporation's Annual Report on Form 10-K for the year ended December 31, 1997 and as part of Exhibit 99 to Ameritech Corporation's Current Report on Form 8-K dated February 18, 1999, respectively, and to all references to our Firm included in this registration statement.

                                           /s/ Arthur Andersen LLP

                                           ARTHUR ANDERSEN LLP


Chicago, Illinois

March 2, 1999